Exhibit 10.43

FIRST AMENDMENT TO LEASE AGREEMENT

This First Amendment to Lease Agreement (the “Amendment”) is entered into as of December 22, 2011 (the “Amendment Effective Date”) to amend the Lease Agreement, dated November 23, 2011 (the “Lease”), between AVI BioPharma, Inc., an Oregon Corporation (“Landlord”), and Perpetua Power Source Technologies, Inc., an Oregon corporation (“Tenant”). Landlord and Tenant may each be referred to herein as a “Party,” or collectively as the “Parties.”

WHEREAS, Landlord and Tenant entered into the Lease, whereby Tenant leases the Premises from Landlord.

WHEREAS, the Parties mutually wish to extend the date by which Landlord must receive the Lender’s consent to the Lease.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Defined Terms. Capitalized terms that are used in this Amendment have the meanings set forth in the Lease, unless otherwise defined in this Amendment.

2. Amendment.

(a) Effective as of the Amendment Effective Date, Section 1(c) of the Lease shall be replaced in its entirety with the following:

“(c) This Lease is also conditioned upon Landlord receiving consent to this Lease, if required, from Landlord’s lender, the successor in interest to Cowlitz Bank (“Lender”), within sixty (60) days after the Commencement Date. Landlord will use commercially reasonable efforts to obtain Lender’s consent to this Lease within the 60-day period, if such consent is required by Lender’s loan documents. If Lender’s consent is required and cannot be obtained within sixty (60) days after the Commencement Date, then (unless the parties agree to extend the deadline) the Lease will be deemed void from its inception.”

3. Full Force and Effect. Except as specifically provided in this Amendment, the terms and conditions of the Lease remain in full force and effect.

4. Entire Agreement. This Amendment together with the Lease (to the extent not amended hereby) and all attached schedules thereto represent the entire agreement of the Parties and shall supersede any and all previous contracts, arrangements or understandings between the Parties with respect to the subject matter herein.

5. Modification. No provisions of this Amendment may be modified or amended unless expressly agreed upon in a writing signed by the Parties, nor shall any terms be waived unless expressly agreed upon in a writing signed by the Party charged therewith.

6. Counterparts. This Amendment may be executed in counterparts, including facsimile counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Oregon without regards to the conflicts of laws principals.

(Signature Page Follows)

IN WITNESS WHEREOF, the Parties have executed this Amendment by their duly authorized representatives as of the Amendment Effective Date.

AVI BIOPHARMA, INC.		PERPETUA POWER SOURCE TECHNOLOGIES, INC.

By:	/s/ Christopher Garabedian	By:	/s/ Nicholas Fowler

Name:	Christopher Garabedian	Name:	Nicholas Fowler

Title:	President and CEO	Title:	CEO

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